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Exhibit 4.1

COMMON STOCK		COMMON STOCK
NUMBER		SHARES
C
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK	Favrille, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 312088 40 4 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF
$0.001 EACH PER SHARE OF

FAVRILLE, INC. transferable on the books of the Corporation by the holder hereof, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the provisions of the laws of the State of Delaware and to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended from time to time, to all of which the holder hereof by acceptance of this certificate assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and facsimile signatures of its authorized officers.

Dated:

/s/ TAMARA A. SEYMOUR	FAVRILLE, INC. CORPORATE SEAL 2000 DELAWARE	/s/ JOHN P. LONGENECKER
SECRETARY		PRESIDENT
COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

Favrille, Inc.

        The Corporation is authorized to issue shares of more than one class and to issue shares of preferred stock in series. The Certificate of Incorporation on file with the Secretary of State of Delaware has denied the preemptive right of shareholders to acquire unissued or treasury shares, and further set forth all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences of the shares of each series to the extent they have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. The Corporation will furnish a copy of such Certificate of Incorporation or its Bylaws to the record holder of this certificate without charge on written request to the Corporation at its principal place of business or registered office.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        For Value Received,                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
	X	(SIGNATURE)
NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
	X	(SIGNATURE)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
SIGNATURE(S) GUARANTEED BY:

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  Exhibit 4.1